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                                                                   EXHIBIT 23(b)


                        Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pameco Corporation 1999 Stock Award Plan of our report dated April 21, 2000, except for the Subsequent Event Section of Note 4, as to which the date is May 18, 2000, with respect to the consolidated financial statements and schedule of Pameco Corporation included in its Annual Report (Form 10-K) for the year ended February 29, 2000, filed with the Securities and Exchange Commission.

                               /s/ Ernst & Young LLP


Atlanta, Georgia
October 30, 2000